                                                                    EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)
                          ----------------------------

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

 A NATIONAL BANKING ASSOCIATION                      31-0838515
                                                     (I.R.S. EMPLOYER
                                                     IDENTIFICATION NUMBER)

100 EAST BROAD STREET, COLUMBUS, OHIO                43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)

                          BANK ONE TRUST COMPANY, N.A.
                        ONE NORTH STATE STREET, 9TH FLOOR
                             CHICAGO, ILLINOIS 60602
    ATTN: SANDRA L. CARUBA, VICE PRESIDENT AND SENIOR COUNSEL, (312) 336-9436
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                          -----------------------------

                               HERMAN MILLER, INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

MICHIGAN                                              38-0837640
(STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)

855 E. MAIN AVE.
P.O. BOX 302                                          49464-0302
ZEELAND, MICHIGAN                                     (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.           GENERAL INFORMATION.  FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (A)      NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

                  (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.           AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificate of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 13th day of April, 2000.


                      BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
                      TRUSTEE


                      BY /S/ SANDRA L. CARUBA
                           SANDRA L. CARUBA
                           VICE PRESIDENT


* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).

                                        EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                  April 13, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Herman Miller, Inc. and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION


                                    BY: /S/ SANDRA L. CARUBA
                                            SANDRA L. CARUBA
                                            VICE PRESIDENT

                                    EXHIBIT 7

Legal Title of Bank:       Bank One Trust Company, N.A.       Call Date: 12/31/99       State #:  391581   FFIEC 032
Address:                   100 Broad Street                   Vendor ID:  D             Cert #:   21377    Page RC-1
City, State  Zip:          Columbus, OH 43271                 Transit #: 04400003

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                           DOLLAR AMOUNTS IN THOUSANDS   C300
                                                                                           RCON     BIL MIL THOU      -------
                                                                                           ----     ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                                 RCON
                                                                                           ----
    a. Noninterest-bearing balances and currency and coin(1)...................            0081         123,692          1.a
    b. Interest-bearing balances(2)............................................            0071          17,687          1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)...............            1754               0          2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)............            1773           5,860          2.b
3.  Federal funds sold and securities purchased under agreements to resell.....            1350         364,813          3.
4.  Loans and lease financing receivables:                                                 RCON
                                                                                           ----
    a. Loans and leases, net of unearned income (from Schedule RC-C)...........            2122          58,020          4.a
    b. LESS: Allowance for loan and lease losses...............................            3123              10          4.b
    c. LESS: Allocated transfer risk reserve...................................            3128               0          4.c
    d. Loans and leases, net of unearned income, allowance, and                            RCON
                                                                                           ----
       reserve (item 4.a minus 4.b and 4.c)....................................            2125          58,010          4.d
5.  Trading assets (from Schedule RD-D)........................................            3545               0          5.
6.  Premises and fixed assets (including capitalized leases)...................            2145          22,547          6.
7.  Other real estate owned (from Schedule RC-M)...............................            2150               0          7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).............................................            2130               0          8.
9.  Customers' liability to this bank on acceptances outstanding...............            2155               0          9.
10. Intangible assets (from Schedule RC-M).....................................            2143          27,151         10.
11. Other assets (from Schedule RC-F)..........................................            2160         141,759         11.
12. Total assets (sum of items 1 through 11)...................................            2170         761,519         12.


(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:                Bank One Trust Company, N.A.       Call Date:  12/31/99      State #:  391581     FFIEC 032
Address:                            100 East Broad Street              Vendor ID:  D             Cert #"   21377      Page RC-2
City, State  Zip:                   Columbus, OH 43271                 Transit #:  04400003

SCHEDULE RC-CONTINUED

                                                                                                 DOLLAR AMOUNTS IN
                                                                                                     THOUSANDS
                                                                                                     ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                                RCON
                                                                                            ----
               from Schedule RC-E, part 1).....................................             2200
                                                                                                      589,846      13.a
       (1) Noninterest-bearing(1)..............................................             6631      517,140      13.a1
       (2) Interest-bearing....................................................             6636       72,706      13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)......................................
       (1) Noninterest bearing.................................................
       (2) Interest-bearing....................................................

14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                          RCFD
                                                                                            ----
                                                                                            2800            0      14
15. a. Demand notes issued to the U.S. Treasury                                             RCON
                                                                                            ----
                                                                                            2840            0      15.a
    b. Trading Liabilities(from Sechedule RC-D)................................             RCFD
                                                                                            ----
                                                                                            3548            0      15.b
16. Other borrowed money:                                                                   RCON
                                                                                            ----
    a. With original maturity of one year or less..............................             2332            0      16.a
    b. With original  maturity of more than one year...........................             A547            0      16.b
    c. With original maturity of more than three years ......................               A548            0      16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding....................             2920            0      18.
19. Subordinated notes and debentures..........................................             3200            0      19.
20. Other liabilities (from Schedule RC-G).....................................             2930       63,244      20.
21. Total liabilities (sum of items 13 through 20).............................             2948      653,090      21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus..............................             3838            0      23.
24. Common stock...............................................................             3230          800      24.
25. Surplus (exclude all surplus related to preferred stock)...................             3839       45,157      25.
26.      a. Undivided profits and capital reserves.............................             3632       62,458      26.a
    b. Net unrealized holding gains (losses) on available-for-sale
        securities.............................................................             8434           14      26.b
    c. Accumulated net gains (losses) on cash flow hedges......................             4336            0      26.c
27. Cumulative foreign currency translation adjustments........................
28. Total equity capital (sum of items 23 through 27)..........................             3210      108,429      28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)......................................             3300      761,519      29.


Memorandum

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external Number auditors as of any date during
    1996............................RCFD 6724.........N/A                M.1.

1 = Independent audit of the bank conducted in accordance          4 =  Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank           authority)
2 = Independent audit of the bank's parent holding company         5 =  Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing            auditors

    standards by a certified public accounting firm which          6 =  Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company                auditors
    (but not on the bank separately)                               7 =  Other audit  procedures  (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                8 =  No external audit work
    accordance with generally accepted auditing standards by
    a certified public accounting firm (may be required by state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.